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Exhibit 99(b)

GUARANTEE

        WHEREAS Wells Fargo Financial Canada Corporation ("WFFC") is an indirect wholly owned subsidiary of Wells Fargo Financial, Inc. ("WFFI"), which is an indirect wholly owned subsidiary of Wells Fargo & Company (the "Company").

        WHEREAS WFFC has issued and outstanding commercial paper in the form of unsecured negotiable short-term promissory notes (the "Outstanding Commercial Paper").

        WHEREAS the Company desires to fully and unconditionally guarantee the payment obligations of WFFC under the Outstanding Commercial Paper and under commercial paper in the form of unsecured negotiable short-term promissory notes from time to time issued by WFFC in the future while WFFC is a wholly owned subsidiary of the Company (such future issued commercial paper together with the Outstanding Commercial Paper, the "Guaranteed Securities").

        NOW, THEREFORE, to effectuate the aforesaid guarantee, the Company agrees as follows:

  1.
  Guarantee. The Company hereby fully and unconditionally guarantees to the holders from time to time of the Guaranteed Securities (the "Holders"), to the fullest extent permitted by law, the payment of the principal of and interest (if any) on the Guaranteed Securities, according to the respective terms of the Guaranteed Securities, on the terms set forth herein.

  2.
  Guarantee of Payment. If WFFC fails to pay any principal of or interest on a Guaranteed Security in accordance with the terms thereof, the Holder of the Guaranteed Security may proceed immediately and directly against the Company without any obligation to first proceed against WFFC or against WFFI under any WFFI guarantee of the Guaranteed Security.

  3.
  Effect of Guarantee on Priority of Payment. The right of a Holder of a Guaranteed Security to claim payment from the Company under this Guarantee ranks in priority of payment with the Company's other obligations to the exact same extent that the obligations of WFFC under the Guaranteed Security rank with WFFC's other obligations including its obligations under the other Guaranteed Securities.

  4.
  Waiver of Notice. The Company expressly waives notice of acceptance of this Guarantee and notice of non-payment of the principal of or interest (if any) on the Guaranteed Securities.

  5.
  Effect of Extensions, Amendments, Etc.. The obligations of the Company under this Guarantee with respect to a Guaranteed Security are not affected by: (a) any extension, amendment, modification or renewal of the Guaranteed Security; (b) any waiver of any event of default, extension of time or failure to enforce any term of the Guaranteed Security; or (c) any extension, moratorium or other relief granted to WFFC pursuant to any applicable law or statute.

  6.
  No Restrictions on Company's Business. This Guarantee does not in any way restrict the business or capital markets activities of the Company or any of its subsidiaries including WFFC. Without limiting the generality of the foregoing, this Guarantee does not in any way limit, restrict or prevent the Company from: (a) issuing any debt, obligations, commitments or securities having priority of payment over the Company's obligations under this Guarantee or that are secured with the assets or other property of the Company; (b) entering into any merger, consolidation or other business combination transaction; or (c) effecting any restructuring or reorganization of the Company.

  7.
  Termination of Guarantee. This Guarantee automatically terminates on, and no claim may be asserted hereunder after, the tenth business day following the maturity date of all Guaranteed Securities, either upon their respective stated maturities, redemption or otherwise.

  8.
  Successors and Assigns of the Company. This Guarantee is binding on any successor of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to the same extent that it would be binding on the Company as if no such succession had taken place.

  9.
  Governing Law. This Guarantee is to be governed by and construed in accordance with the laws of the Province of Ontario, Canada.

        IN WITNESS WHEREOF, Wells Fargo & Company has duly executed and delivered this Guarantee effective as of October 22, 2002.

WELLS FARGO & COMPANY
By:	/s/ HOWARD I. ATKINS
Howard I. Atkins Executive Vice President and Chief Financial Officer

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  Exhibit 99(b)
GUARANTEE